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                                                                   Exhibit 99(i)
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NEWSRELEASE

For Immediate Release


                  TICE TECHNOLOGY, INC. ANNOUNCES APPOINTMENT
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                   OF PRESIDENT AND CHIEF EXECUTIVE OFFICER
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KNOXVILLE, TENNESSEE - (Business Wire) -May 10, 1999 - Tice Technology, Inc.
(OBB: TICE, TICEW) today announced the appointment of Charles R. (Chuck) West as President and Chief Executive Officer of the Company. Mr. West assumes the role formerly held by William A. Tice, the Company's majority stockholder and Chairman of the Board of Directors. Mr. Tice will remain as Chairman and active in the business and will focus on the Company's product development opportunities. In addition, Mr. West has been appointed to the Company's Board of Directors.

"I am excited about the role with Tice Technology and look forward to using my skills to complement the talented team of individuals at the company" said Mr. West. "I see several opportunities for growth for the company by utilizing the company's patented electronic gearing technology, both in new product applications and in additional licensing arrangements. Our first priority, however, will be to complete a financing transaction that the company has been pursuing so that we will have the necessary resources to capitalize on our opportunities. Once complete, we will immediately shift into an aggressive mode of marketing the revolutionary new FS-2000 felling machine we have developed. This machine utilizes our electronic gearing technology and was co-developed with a major denim apparel manufacturer. I believe these steps will put Tice on the right path to sales growth and profitability."

Mr. West's background includes a long-term role as President of Master Craft Boat Company, the world's leading manufacturer of high quality water ski boats. Under Mr. West's leadership, Master Craft saw significant growth in sales, earnings and market share. Most recently, Mr. West was Managing Partner of Venture Alliance, a venture development firm specializing in high technology business start-ups. Mr. West, age 42, is a Certified Public Accountant with a strong financial management background.

"We are pleased to have someone with Chuck's talent and extensive manufacturing experience aboard" said Mr.Tice. "As we focus on marketing and production of the FS-2000 and other future products, he will be able to bring his expertise to bear in several critical areas for the company. I am also excited about the opportunity to focus on our product development needs and spending more time interfacing with our customers, both of which are areas I consider my strong suit."

Tice Technology, Inc. provides engineering and technical solutions for specialized, industrial sewing equipment through its wholly owned subsidiary
Tice Engineering & Sales, Inc. and is widely known in the apparel industry for its patented electronic gearing technology.
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The statements in this release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In addition, words such as "believes", "anticipates", "expects", and similar expressions are intended to identify forward looking statements. Such forward looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievement of events of the Company, or events , or timing of events, relating to the Company to differ materially from any future results, performance, or achievements of the forward-looking statements. The Company cannot assure that it will be able to anticipate or respond timely to the changes which could adversely affect its operating results in one or more fiscal quarters. Results of operations in any past period should not be considered indicative of results to be expected in future periods. Fluctuations in operating results may result in fluctuations in the price of the Company's securities.

For more information, contact Charles R. West, CEO or Karen Walton, CFO at 423-925-4501 or fax 423-922-3134.